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                                                                      Exhibit 13



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Accumulation Unit Values" in Post Effective Amendment No. 58 to the Registration Statement (Form N-3 No. 2-26342) pertaining to Lincoln National Variable Annuity Fund A (Individual), which is incorporated by reference into Post Effective Amendment No. 59. We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post Effective Amendment No. 59 to the Registration Statement (Form N-3 No. 2-26342) pertaining to Lincoln National Variable Annuity Fund A (Individual), and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 consolidated financial statements of The Lincoln National Life Insurance Company, (b) February 12, 2007, with respect to the 2006 financial statements of Lincoln National Variable Annuity Fund A, (c) March 19, 2007, with respect to the 2006 consolidated financial statements of Jefferson-Pilot Life Insurance Company and Subsidiary, (d) April 23, 2007, with respect to the 2006 consolidated financial statements of Jefferson Pilot Financial Insurance Company and Subsidiary, and
(e) July 2, 2007, with respect to the 2006 supplemental consolidated financial statements of The Lincoln National Life Insurance Company.

                                               /s/ Ernst & Young LLP

Fort Wayne, Indiana
July 2, 2007